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                                                                   Exhibit d(iv)

                            CIGNA HIGH INCOME SHARES

                 NOTICE OF GUARANTEED DELIVERY FOR COMMON SHARES
           SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION AND THE
                           OVER-SUBSCRIPTION PRIVILEGE


         As set forth in the Prospectus under "The Offer-Payment for Shares," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for Common Shares of CIGNA High Income Shares subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:

                       STATE STREET BANK AND TRUST COMPANY
                       Attention: Corporate Reorganization
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                                                                                    By Express Mail or
               By Mail:                             By Hand:                       Overnight Courier:

State Street Bank and Trust Company           Securities Transfer and     State Street Bank and Trust Company
Corporate Reorganization Department           Reporting Services, Inc.    Corporate Reorganization Department
          P.O. Box 9061                          1 Exchange Plaza/                     70 Campanelli Drive
         Boston, MA 02205-8686              55 Broadway, 3rd Floor                    Braintree, MA 02184
                                             New York, NY 10006

                                                 By Facsimile:

                                                (781) 794-6352
                                      Fax Confirmation by Telephone to:
                                                 (781) 794-6388
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                    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
       OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

     The bank, trust company or New York Stock Exchange member firm that completes this form must communicate the guarantee and the number of Common Shares subscribed for (pursuant to both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date (Janurary 23, 1998). This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (i) a properly completed and executed Exercise Form and (ii) delivery of payment in full (based on the net asset value at the close of business on the Expiration Date) for all Common Shares for which a subscription is being made. Failure to so deliver this Notice or to make the delivery guaranteed herein will result in a forfeiture of the Rights.

                                    GUARANTEE

     The undersigned, a bank or trust company having an office or correspondent in the United States, or a New York Stock Exchange member firm, hereby guarantees delivery to the Subscription Agent by 5:00 p.m., Eastern time, on the third business day after the Expiration Date of a properly completed and executed Exercise Form and payment of the full Subscription Price for Common Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over- Subscription Privilege as subscription for such Common Shares is indicated herein and on the Exercise Form.


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                                       Broker Assigned Control # _______________

                            CIGNA HIGH INCOME SHARES
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

1. Primary Subscription         Number of Rights Exercised:        Number of Common Shares subscribed for on Primary
                                                                   Subscription, for which you are guaranteeing delivery of
                                                                   the Exercise Form and full payment:

                                ________________________Rights     _______________________________ Common Shares
                                divided by 3 =

2. Over-Subscription Privilege                                     Number of Common Shares subscribed for pursuant to the
                                                                   Over-Subscription Privilege, for which you are
                                                                   guaranteeing delivery of the Exercise Form and full
                                                                   payment:

                                                                   _______________________________ Common Shares


3. Totals                        Total Number of Rights Exercised:  Total Number of Common Shares subscribed for, for which you are guaranteeing delivery of the Exercise Form
                                                                    and full payment:

                                  ________________________Rights    _______________________________ Common Shares

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Method of delivery (circle one)

       A.  Through Depository Trust Company ("DTC")

       B.  Direct to State Street Bank and Trust Company, as Subscription Agent.

     Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC. In addition, please note that if you are guaranteeing for Common Shares subscribed for pursuant to the Over-Subscription Privilege and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Over-Subscription Form.

------------------------------------        ------------------------------------
Name of Firm                                Authorized Signature

------------------------------------        ------------------------------------
DTC Participant Number                      Title

------------------------------------        ------------------------------------
Address                                     Name (Please  Type or Print)

------------------------------------        ------------------------------------
                          Zip Code          Phone Number

------------------------------------        ------------------------------------
Contract Name                               Date

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